Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
STATS ChipPAC Ltd.:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC Registration Numbers 333-136588, 333-118555, 333-75080 and 333-114232) of STATS ChipPAC Ltd. of our report dated March 12, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Singapore
March 12, 2007